EXHIBIT 1
Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned parties hereby agrees to file jointly the statement on Schedule 13D (including any amendments thereto) with respect to the ordinary shares, par value $0.00004 per share, of Bitauto Holdings Limited, a company organized under the laws of the Cayman Islands.
It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of information concerning such party contained therein, but such party is not responsible for the completeness and accuracy of information concerning another party unless such party knows or has reason to believe such information is inaccurate. It is understood and agreed that a copy of this agreement shall be attached as an exhibit to the statement on Schedule 13D, and any amendments thereto, filed on behalf of the parties hereto.
This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Date: June 27, 2016

DONGTING LAKE INVESTMENT LIMITED

By:	/s/ Ma Huateng
	Name:	Ma Huateng
	Title:	Authorized Representative

MORESPARK LIMITED

By:	/s/ Ma Huateng
	Name:	Ma Huateng
	Title:	Authorized Representative

THL E LIMITED

By:	/s/ Ma Huateng
	Name:	Ma Huateng
	Title:	Authorized Representative

TENCENT HOLDINGS LIMITED

By:	/s/ Ma Huateng
	Name:	Ma Huateng
	Title:	Authorized Representative